UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2015

Bio-Matrix Scientific Group, Inc.

(Exact Name of Company as Specified in Charter)

Commission File Number: 0-32201

Delaware	33-0824714
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

4700 Spring Street, St 304

La Mesa California, 91942

 (Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 702-1404

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 1, 2015 that agreement for a license grant of intellectual property to Regen Biopharma,Inc. (“Regen”) by Benitec Australia Limited (“Benitec”) dated August 5, 2013 (“Agreement”) was amended as follows:

Any License Fees or Milestone Payments ( as those terms are defined in the Agreement”) to be paid subsequent to April 6, 2015 may be paid in the common stock of Regen .

Regen is a controlled subsidiary of Bio Matrix Scientific Group, Inc.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

The foregoing description of the amendment to the Agreement is not complete and is qualified in its entirety by reference to the text of the amendment to the Agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated in this Item 1.01 by reference.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	Exclusive License Agreement between Regen and Benitec Australia Limited*
10.2	Amendment to Exclusive License Agreement between Regen and Benitec Australia Limited

*	Incorporated by reference to Exhibit 10.1 of that Form 8-K filed by Bio Matrix Scientific Group, Inc . on August 6, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO MATRIX SCIENTIFIC GROUP, INC.

Dated:August 25, 2015	By: /s/ David Koos
David Koos
Chief Executive Officer